Exhibit 99.1

Boston Private Financial Holdings Reports Third Quarter 2009 Results

Boston, MA – October 28, 2009 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (“the Company”) today reported third quarter 2009 GAAP net income from continuing operations of $390 thousand, up from a GAAP net loss from continuing operations of $141 thousand in the second quarter 2009. Including the loss from discontinued operations, the Company reported a third quarter 2009 GAAP net loss of $31.4 million. After accounting for losses attributed to the Company’s discontinued operations and other adjustments, BPFH reported a third quarter 2009 GAAP loss per share of $0.60 per diluted share compared to a $0.24 loss per diluted share reported in the second quarter 2009.

In the third quarter, the Company announced a series of actions directed at strengthening its balance sheet, reducing risk and streamlining operations. On September 17th, the Company announced the divestiture of Gibraltar Private Bank for $93 million in cash, along with the sale of its wealth advisory affiliate RINET Company. In addition, on October 6th BPFH announced an agreement in which management at Westfield will complete the purchase of the firm in 2009, rather than in 2014, which will provide $59 million in initial proceeds and the retention of a 12.5% share in Westfield’s revenues for eight years. The Westfield transaction is expected to close in the fourth quarter. As a result of these transactions, each of these affiliates is included in discontinued operations.

Chairman and CEO Timothy L. Vaill said, “We believe that we are a stronger business today thanks to the steps we took during the quarter to improve our balance sheet and establish the groundwork for sustainable long-term growth as the economy recovers. Our actions during the quarter added almost $100 million in cash to our balance sheet, strengthened our capital position, improved our overall credit metrics, reduced credit risk and improved liquidity. For the quarter, while we continued to build provision for loan losses, we were able to essentially break even. We remain very cautious about continuing economic trends, particularly in the Northern California market, and their impact on our portfolios.”

Key Financials

(Note: All comparisons relate only to continuing operations).

•

Net Interest Income for the third quarter was $39.7 million, an increase of $0.4 million, or 1%, from $39.3 million on a linked quarter basis. Net Interest Income was up 4% from $38.0 million compared to the same period in 2008.

•	Revenue for the third quarter was $66.2 million, with substantially the same revenue on a linked quarter basis and for the same period in 2008.

•	Expenses for the third quarter were $55.9 million, down $1.7 million or 3%, from $57.7 million on a linked quarter basis. Expenses were up 1% from $55.1 million compared to the same period in 2008.

•	Tangible Common Equity/Tangible Assets (“TCE/TA”) was 6.31%, up 87 basis points from 5.44% on a linked quarter basis. TCE/TA was up 57 basis points from 5.74% compared to the same period in 2008.

•

Total Balance Sheet Assets for the third quarter were $5.9 billion, down $1.4 billion, or 19%, from $7.3 billion on a linked quarter basis. The decrease is primarily due to the discontinued operations of the divested companies. Total Balance Sheet Assets were down 17% from $7.0 billion compared to the same period in 2008.

•

Provision for Loan Losses for the third quarter was $9.1 million, up $0.4 million or 4%, from $8.7 million on a linked quarter basis. Provision for Loan Losses was down 93% from $135.1 million compared to the same period in 2008.

•	Allowance for Loan Losses as a percentage of Total Loans was essentially flat, at 1.69% from 1.68% on a linked quarter basis.

“As a result of affiliate divestitures during the third quarter, we significantly improved our credit position and increased our overall financial strength,” said David J. Kaye, Chief Financial Officer. “Through the sale of Gibraltar, we reduced classified loans by $86 million, or 37%, and non-performing assets by $30 million, or 21%. Further, our strong capital base positions us well to deal with continued economic challenges and invest for future growth.”

Total Deposits increased 2% during the third quarter to $4.1 billion and were up 18% on a year-over-year basis. Total Loans increased 2% during the third quarter to $4.3 billion and were up 7% on a year-over-year basis.

Non-Performing Loans as a percentage of Total Loans were 2.31%, up from 1.97% in the second quarter of 2009. Net Charge-offs for the third quarter were $7.1 million, which represented approximately 16 basis points of Total Loans compared to $5.3 million of net charge-offs during the second quarter 2009, or 13 basis points of Total Loans. Past Due Loans (30-89 days) as a percentage of Total Loans declined 44 basis points on a linked quarter basis to 0.26%.

The Wealth Advisory and Investment Management businesses experienced an increase in assets under management (adjusted for affiliate sales) and an increase in fee income during the third quarter. Total Assets Under Management/Advisory (“AUM”) increased 8%, or $1.4 billion, to $18.1 billion in the third quarter. Total AUM was down 6% on a year-over-year basis. Total fee income was up 7%, or $1.4 million, to $22.7 million in the third quarter 2009. Total fee income was down 13%, or $3.5 million on a year-over-year basis.

The Company experienced third quarter AUM outflows of $107 million, as compared to $14 million of inflows in the prior quarter. AUM flows were down $165 million compared to the same period in 2008.

Vaill concluded, “As we continue to manage proactively through a difficult market, the actions we have taken have put us in a stronger financial position and created more flexibility to allocate resources going forward. We are focused on our core wealth management strategy, helping our affiliates increase current market share and expand their reach among new and existing customers who need reliable, personalized advice and strategic financial counsel as much as ever.”

Dividend Payments

Concurrent with the release of the third quarter 2009 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is November 2, 2009 and the payment date is November 16, 2009.

Non-GAAP Financial Measures

The Company calculates its cash earnings by adjusting net income to exclude net amortization of intangibles, impairment, and the impact of certain non-cash share based compensation plans. The Company uses certain non-GAAP financial measures, such as the TCE/TA ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. (A detailed reconciliation table is attached.)

Conference Call

Management will hold a conference call at 9:00 a.m. Eastern Time on Thursday, October 29, to discuss the financial results in more detail. To access the call:

Dial In #: (866) 730-5766

International Dial In #: (857) 350-1590

Passcode: 39344264

Replay Information:

Available from 10/29/2009 to 11/5/2009

Dial In #: (888) 286-8010

International Dial In #: (617) 801-6888

Passcode: 90431608

Boston Private Financial Holdings, Inc.

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) is a national financial services organization comprised of independently operated affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through selective acquisitions and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to run independently such that they can best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance, legal, marketing, and operations.

For more information about BPFH, visit the Company’s web site at www.bostonprivate.com.

Note to Editors:

Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is an independently operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH and does not reflect or impact the results of Boston Private Bank & Trust Company.

###

CONTACT:

Catharine Sheehan

Senior Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

John Hartz

Sloane & Company

857-598-4779

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking and asset investment advisory activities; changes in interest rates, competitive pressures from other financial institutions; a deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; the passing of adverse government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In thousands, except share data) (Unaudited)

(In thousands, except per share data)	Sept 30, 2009	Sept 30, 2008	June 30, 2009
FINANCIAL DATA:

Total Balance Sheet Assets	$5,869,590	$7,033,574	$7,265,738
Total Equity	619,176	506,357	648,035
Investment Securities	691,805	822,071	765,517
Goodwill	105,102	94,623	105,102
Intangible Assets, Net	44,032	61,128	46,056

Commercial Loans	2,333,851	2,138,675	2,273,465
Construction and Land Loans	330,196	405,295	424,563
Residential Mortgage Loans	1,471,811	1,315,925	1,323,683
Home Equity and Other Consumer Loans	194,515	179,250	208,506

Total Loans	4,330,373	4,039,145	4,230,217

Loans Held for Sale	18,308	99,101	35,371
OREO and Other Repossessed Assets	16,442	3,268	13,147

Deposits	4,141,023	3,518,385	4,066,691
Borrowings	956,158	1,513,910	1,015,578

Book Value Per Common Share	$9.03	$8.84	$9.56
Market Price Per Share	$6.47	$8.74	$4.48

ASSETS UNDER MANAGEMENT AND ADVISORY:

Private Banking	$3,421,000	$3,512,000	$3,241,000
Investment Managers	6,972,000	8,001,000	6,298,000
Wealth Advisory	6,928,000	7,005,000	6,400,000
Less: Inter-company Relationship	(18,000)	(303,000)	(16,000)

Consolidated Affiliate Assets Under Management and Advisory	$17,303,000	$18,215,000	$15,923,000

Unconsolidated	815,000	1,000,000	800,000

Total Unconsolidated Assets Under Management and Advisory	$18,118,000	$19,215,000	$16,723,000

FINANCIAL RATIOS:

Total Equity/Total Assets	10.55%	7.20%	8.92%
Tangible Common Equity/Tangible Assets (2)	6.31%	5.74%	5.44%
Allowance for Loan Losses/Total Loans	1.69%	1.30%	1.68%
Allowance for Loan Losses/Non-Accrual Loans	73%	62%	85%
Allowance for Loan Losses/Classified Loans	49%	44%	50%

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In thousands, except share data) (Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	Sept 30, 2009	Sept 30, 2008	June 30, 2009	Sept 30 2009	Sept 30 2008
OPERATING RESULTS:

Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$41,448	$39,800	$41,163	$123,770	$117,913
FTE Adjustment	1,731	1,787	1,861	5,342	5,527

Net Interest Income	39,717	38,013	39,302	118,428	112,386

Investment Management and Trust Fees:
Private Banking	5,385	5,721	5,039	15,328	17,167
Investment Managers	8,347	11,597	7,707	24,161	35,015

Total Investment Management Fees	13,732	17,318	12,746	39,489	52,182

Total Wealth Advisory Fees	8,927	8,853	8,496	25,696	26,253
Other Fees	2,482	1,704	2,914	6,611	7,252

Total Fees	25,141	27,875	24,156	71,796	85,687

Investment Gains	1,064	531	951	5,459	1,326
Gain/(Loss) on Sale of Loans and OREO, Net	318	(332)	1,834	6,423	287
Gain on Retirement of Debt	—	—	—	407	19,906

Total Fees and Other Income	26,523	28,074	26,941	84,085	107,206

Total Revenue	66,240	66,087	66,243	202,513	219,592

Provision for Loan Losses	9,099	135,145	8,730	31,155	180,935

Salaries and Employee Benefits	32,868	33,352	32,403	95,272	99,635
Occupancy and Equipment	6,731	6,070	6,877	19,837	18,067
Professional Services	4,429	5,010	4,909	14,362	13,947
Marketing and Business Development	1,447	1,757	1,804	4,860	5,839
Contract Services and Processing	1,323	1,246	1,294	3,920	3,814
Amortization of Intangibles	2,024	2,085	2,279	5,940	6,343
FDIC Insurance	2,619	865	3,707	7,734	2,471
Other	4,495	4,745	4,384	13,294	11,838

Total Operating Expense	55,936	55,130	57,657	165,219	161,954

Operating Income/(Loss), before Tax	1,205	(124,188)	(144)	6,139	(123,297)
Warrant Expense	—	2,233	—	—	2,233
Impairment, Net (9)	—	71,204	—	—	107,830

Income/(Loss) from Continuing Operations, before Tax	1,205	(197,625)	(144)	6,139	(233,360)
Income Tax Expense/(Benefit)	815	(45,822)	(3)	1,629	(48,710)

Income/(Loss) from Continuing Operations, Net of Tax	390	(151,803)	(141)	4,510	(184,650)
Discontinued Operations, Net of Tax (1)	(30,614)	(120,303)	(7,763)	(39,006)	(175,164)

Net Loss	(30,224)	(272,106)	(7,904)	(34,496)	(359,814)

Less: Net Income/(Loss) Attributable to the Noncontrolling Interest	1,136	1,255	579	2,481	4,019

Net Loss Attributable to the Company	$(31,360)	$(273,361)	$(8,483)	$(36,977)	$(363,833)

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In thousands, except share data) (Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	Sept 30, 2009	Sept 30, 2008	June 30, 2009	Sept 30 2009	Sept 30 2008
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS:

Net Loss Attributable to the Company	$(31,360)	$(273,361)	$(8,483)	$(36,977)	$(363,833)

Cash Basis Loss (3)
Book Amortization of
Purchased Intangibles, Net	$1,469	$1,818	1,701	$4,452	$5,550
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,074	1,169	1,066	3,209	3,449
Stock options, ESPP, and Other Stock Compensation, Net	1,158	3,247	1,036	2,901	70,947
Non-cash Valuation Adjustments, Net	—	196,449	—	1,357	233,075
Dividends on Preferred Securities (4)(5)	(1,998)	—	(1,356)	(5,864)	—

Total Cash Basis Adjustment	$1,703	$202,683	$2,447	$6,055	$313,021

Cash Basis Loss	$(29,657)	$(70,678)	$(6,036)	$(30,922)	$(50,812)

	Three Months Ended		Three Months Ended	Nine Months Ended
	Sept 30, 2009	Sept 30, 2008	June 30, 2009	Sept 30 2009	Sept 30 2008
PER SHARE DATA:

Calculation of Income/(Loss) for EPS:
Income/(Loss) from Continuing Operations, Net of Tax	$390	$(151,803)	$(141)	$4,510	$(184,650)
Less: Net Income/(Loss) Attributable to the Noncontrolling Interest, Net of Tax	1,136	1,255	579	2,481	4,019

Income/(Loss) from Continuing Operations Attributable to the Company	$(746)	$(153,058)	$(720)	$2,029	$(188,669)
Increase in Redemption Value, Net	(2,002)	—	(1,624)	(4,773)	—
Accretion of Beneficial Conversion Feature (4)	(5,450)	(28,142)	(4,879)	(14,696)	(28,142)
Accretion of Preferred Series C Discount (5)	(402)	—	(242)	(1,024)	—
Dividends on Preferred Securities (4)(5)	(1,998)	(136)	(1,356)	(5,864)	(136)

Loss from Continued Operations Available to the Common Shareholder	$(10,598)	$(181,336)	$(8,821)	$(24,328)	$(216,947)
Loss from Discontinued Operations Available to the Common Shareholder	$(30,614)	$(120,303)	$(7,763)	$(39,006)	$(175,164)
Net Loss Available to the Common Shareholder	$(41,212)	$(301,639)	$(16,584)	$(63,334)	$(392,111)
Calculation of Average Shares Outstanding:
Weighted Average Basic Shares (6)	68,552	51,459	67,861	67,034	42,649
Weighted Average Diluted Shares for cash EPS	68,552	51,459	67,861	67,034	42,649
Loss per Share - Basic and Diluted:
Loss per Share from Continued Operations	$(0.15)	$(3.52)	$(0.13)	$(0.37)	$(5.08)
Loss per Share from Discontinued Operations	$(0.45)	$(2.34)	$(0.11)	$(0.58)	$(4.11)
Net Loss per Share	$(0.60)	$(5.86)	$(0.24)	$(0.95)	$(9.19)
RECONCILIATION OF GAAP LOSS PER SHARE TO CASH EARNINGS/(LOSS) PER SHARE:
(on a Diluted Basis)
Loss per Share (GAAP Basis)	$(0.60)	$(5.86)	$(0.24)	$(0.95)	$(9.19)
Cash Basis Adjustment (3)	0.17	4.49	0.15	0.49	8.00

Cash Basis Loss Per Diluted Share	$(0.43)	$(1.37)	$(0.09)	$(0.46)	$(1.19)

	Three Months Ended		Three Months Ended	Nine Months Ended
	Sept 30, 2009	Sept 30, 2008	June 30, 2009	Sept 30, 2009	Sept 30 2008
OPERATING RATIOS & STATISTICS:
Return on Average Equity	(18.78)%	(156.78)%	(4.81)%	(6.92)%	(70.24)%
Return on Average Assets	(2.05)%	(14.95)%	(0.44)%	(0.80)%	(6.73)%
Net Interest Margin	3.08%	3.14%	3.21%	3.18%	3.15%
Total Fees and Other Income/Total Revenue	40.04%	42.48%	40.67%	41.52%	48.82%
Loans Charged-off, Net	$7,091	$164,255	$5,320	$22,235	$188,437

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In thousands, except share data) (Unaudited)

AVERAGE BALANCE SHEET:	Three Months Ended Sept 30, 2009			Three Months Ended Sept 30, 2008
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE ASSETS
Earning Assets
Cash and Investments	$1,125,566	$7,061	2.51%	$887,941	$8,856	3.97%
Loans
Commercial and Construction	2,633,405	39,292	5.91%	2,678,706	42,592	6.30%
Residential Mortgage	1,378,985	18,028	5.23%	1,321,267	18,332	5.55%
Home Equity and Other Consumer	209,957	2,372	4.44%	162,628	2,231	5.40%

Total Earning Assets	5,347,913	66,753	4.96%	5,050,542	72,011	5.67%

Allowance for Loan Losses	(72,815)			(77,507)
Cash and due From Banks (Non-Interest Bearing)	22,325			44,763
Other Assets	598,463			2,261,073

TOTAL AVERAGE ASSETS	$5,895,886			$7,278,871

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$470,852	$823	0.69%	$477,475	$1,666	1.39%
Money Market	1,236,179	5,004	1.61%	1,279,897	6,938	2.16%
Certificate of Deposit	1,589,505	9,222	2.30%	1,230,484	10,471	3.39%

Total Deposits	3,296,536	15,049	1.81%	2,987,856	19,075	2.54%
Junior Subordinated Debentures and Other Long-term Debt	239,028	3,072	5.14%	331,645	4,049	4.88%
FHLB Borrowings and Other	768,985	7,184	3.69%	1,135,778	9,087	3.13%

Total Interest-Bearing Liabilities	4,304,549	25,305	2.33%	4,455,279	32,211	2.86%

Non-interest Bearing Demand Deposits	820,082			621,224
Payables and Other Liabilities	75,987			1,457,015

Total Liabilities	5,200,618			6,533,518
Redeemable Non-Controlling Interest	51,388			51,133
Stockholders’ Equity	643,880			694,220

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$5,895,886			$7,278,871

Net Interest Income		$41,448			$39,800
Net Interest Margin		3.08%			3.14%

AVERAGE BALANCE SHEET:	Nine Months Ended Sept 30, 2009			Nine Months Ended Sept 30, 2008
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE ASSETS
Earning Assets
Cash and Investments	$1,030,896	$23,846	3.14%	$852,513	$26,943	4.20%
Loans
Commercial and Construction	2,625,060	116,962	5.93%	2,616,935	132,072	6.66%
Residential Mortgage	1,336,009	53,332	5.32%	1,282,154	53,697	5.58%
Home Equity and Other Consumer	204,163	6,821	4.43%	175,596	7,609	5.69%

Total Earning Assets	5,196,128	200,961	5.16%	4,927,198	220,321	5.92%

Allowance for Loan Losses	(69,801)			(71,322)
Cash and Due From Banks (Non-Interest Bearing)	25,223			48,663
Other Assets	615,293			2,222,793

TOTAL AVERAGE ASSETS	$5,766,843			$7,127,332

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$446,317	$2,512	0.75%	$520,838	$6,010	1.54%
Money Market	1,132,606	14,997	1.77%	1,277,998	24,431	2.55%
Certificate of Deposit	1,505,086	28,492	2.53%	1,134,136	32,927	3.88%

Total Deposits	3,084,009	46,001	1.99%	2,932,972	63,368	2.89%
Junior Subordinated Debentures and Other Long-term Debt	250,037	9,473	5.05%	416,366	14,205	4.55%
FHLB Borrowings and Other	850,072	21,717	3.40%	989,980	24,835	3.30%

Total Interest-Bearing Liabilities	4,184,118	77,191	2.46%	4,339,318	102,408	3.14%

Non-interest Bearing Demand Deposits	828,918			636,651
Payables and Other Liabilities	50,749			1,422,560

Total Liabilities	5,063,785			6,398,529
Redeemable Non-Controlling Interest	38,650			45,737
Stockholders’ Equity	664,408			683,066

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$5,766,843			$7,127,332

Net Interest Income		$123,770			$117,913
Net Interest Margin		3.18%			3.15%

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In thousands, except share data) (Unaudited)

	Sept 30, 2009	Sept 30, 2008	June 30, 2009
PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (7):
Commercial Loans:
New England	$1,077,277	$946,263	$1,056,761
Northern California	908,056	801,437	864,660
Southern California	233,899	236,377	228,500
Pacific Northwest	115,287	155,927	124,261

Total Commercial Loans	$2,334,519	$2,140,004	$2,274,182

Construction and Land Loans:
New England	$98,181	$110,682	$134,907
Northern California	175,888	204,261	228,245
Southern California	8,300	22,310	11,811
Pacific Northwest	47,827	68,042	49,600

Total Construction and Land Loans	$330,196	$405,295	$424,563

Residential Mortgage Loans:
New England	$1,116,088	$1,077,917	$1,048,424
Northern California	213,370	203,644	207,573
Southern California	120,175	9,126	65,394
Pacific Northwest	22,178	25,237	2,292

Total Residential Mortgage Loans	$1,471,811	$1,315,924	$1,323,683

Home Equity and Other Consumer Loans:
New England	$96,063	$83,461	$93,901
Northern California	69,502	75,027	83,431
Southern California	20,733	13,928	22,539
Pacific Northwest	4,308	2,706	4,610

Subtotal Home Equity and Other Consumer Loans	$190,606	$175,122	$204,481

Total Private Banking Loans	$4,327,132	$4,036,345	$4,226,909

	Sept 30, 2009	Sept 30, 2008	June 30, 2009
Allowance for Loan Losses:
New England	$27,131	$25,029	$27,142
Northern California	22,146	13,745	17,275
Southern California	11,698	6,447	12,295
Pacific Northwest	12,035	7,210	14,290

Total Allowance for Loan Losses	$73,010	$52,431	$71,002

Classified Loans (8):
New England	$14,376	$8,466	$14,514
Northern California	48,992	5,391	30,159
Southern California (10)	39,580	86,295	48,367
Pacific Northwest	44,755	18,722	49,287

Total Classified Loans	$147,703	$118,874	$142,327

Non-performing Assets:
New England	$10,408	$7,240	$11,056
Northern California	48,993	726	20,821
Southern California (11)	33,837	72,448	41,870
Pacific Northwest	23,043	6,954	22,866

Total Non-performing Assets	$116,281	$87,368	$96,613

Loans 30-89 Days Past Due:
New England	$2,185	$3,740	$6,490
Northern California	136	350	14,945
Southern California	5,713	15,726	5,189
Pacific Northwest	3,321	918	3,175

Total Loans 30-89 Days Past Due	$11,355	$20,734	$29,799

Loans Charged-off, Net for the Three Months Ended:
New England	$546	$448	$1,392
Northern California	129	(2)	1,216
Southern California	2,411	163,809	1,760
Pacific Northwest	4,005	—	952

Total Net Loans Charged-off, Net	$7,091	$164,255	$5,320

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In thousands, except share data) (Unaudited)

(1)	During the second quarter of 2009 the Company completed the sale of its affiliates Boston Private Value Investors and Sand Hill Advisors. In the third quarter of 2009 the Company completed the sale of its affiliates RINET and Gibraltar. Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations.

In addition, on October 6, 2009 the Company announced an agreement whereby the management of Westfield Capital Management (“WCM”) will complete the purchase of the firm in 2009, instead of in 2014 as previously contemplated. As a result, prior period and current financial information related to WCM is included with discontinued operations.

Prior period AUM, for comparative purposes, was adjusted to exclude the assets managed from the divested companies and WCM operations.

(2)	The Company calculates tangible assets by adjusting total assets to exclude goodwill and intangible assets.

The Company calculates tangible common equity by adjusting total equity to exclude: the equity from the TARP funding of $154 million, and goodwill and intangible assets and includes the difference between redemption value and value per ARB 51 for redeemable non-controlling interests.

The Company uses certain non-GAAP financial measures, such as the Tangible Common Equity to Tangible Assets ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A reconciliation from the Company's GAAP Total Equity to Total Assets ratio to the Non-GAAP Tangible Common Equity to Tangible Assets ratio is presented below:

		Sept 30, 2009	Sept 30, 2008	June 30, 2009

Total Balance Sheet Assets		$5,869,590	$7,033,574	$7,265,738
LESS:	Goodwill and intangible assets, Net	(149,134)	(155,751)	(151,158)

Tangible Assets (non-GAAP)		5,720,456	6,877,823	7,114,580

Total Equity		619,176	506,357	648,035

LESS:	Goodwill and intangible assets, Net	(149,134)	(155,751)	(151,158)
	TARP Funding	(154,000)	—	(154,000)

ADD:	Difference between redemption value of non-controlling interests and value under ARB 51	44,963	44,416	44,181

	Total adjusting items	(258,171)	(111,335)	(260,977)

Tangible Common Equity (non-GAAP)		361,005	395,022	387,058

Total Equity/Total Assets		10.55%	7.20%	8.92%
Tangible Common Equity/Tangible Assets (non-GAAP)		6.31%	5.74%	5.44%

(3)	The Company calculates its cash earnings/(loss) by adjusting net income/(loss) to exclude the amortization of the purchased intangibles (net of tax), the tax benefit on the portion of the purchase price allocated to goodwill, which is deductible over a 15 year life, non-cash valuation adjustments, and certain non-cash share based compensation plans (net of tax). The benefit on the portion of the purchase price allocated to goodwill deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The computation of cash earnings per share includes the effect of dividends paid or accrued on Preferred Securities but excludes the accretion of the beneficial conversion feature, the change in redemption values related to the redeemable noncontrolling interests and the accretion of the Preferred Series C Discount. The Company uses certain non-GAAP financial measures, such as Cash Earnings/(Loss), to provide information for investors to effectively analyze financial trends of ongoing business activities.

(4)	Accretion of the beneficial conversion feature and dividends on the preferred securities that the Company issued during the third quarter of 2008. In accordance with EITF 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversions, the beneficial conversion feature is accounted for as a preferred stock dividend and reduces the income available to common shareholders.

(5)	Accretion of the preferred discount and dividends on the preferred securities that the Company issued during the fourth quarter of 2008.

(6)	The diluted EPS computation for the three and nine months ended September 30, 2008 and 2009 and for the three months ended June 30, 2009 does not assume: exercise or contingent issuance of options or other dilutive securities; conversion of the convertible trust preferred securities or the Class B preferred securities; nor the exercise of the warrants because the results would have been antidilutive. As a result of the antidilution, the potential common shares excluded from the diluted EPS computation are as follows:

	Three Months Ended			Nine Months Ended
	Sept 30, 2009	Sept 30, 2008	June 30, 2009	Sept 30, 2009	Sept 30, 2008
Potential common shares from the convertible trust preferred securities	3,228,687	3,228,687	3,228,687	3,228,687	3,201,079
Potential common shares from the exercise or contingent issuance of the options or other dilutive securities	463,721	932,774	981,098	699,035	876,680
Potential common shares from the conversion of the Class A preferred stock	—	4,346,022	—	—	1,464,594
Potential common shares from the conversion of the Class B preferred stock	7,261,091	4,972,269	7,261,091	7,261,091	1,675,636
Potential common shares from the exercise of the warrants	—	984,110	—	—	331,642

In addition, if the effect of the conversion of the trust preferred securities would have been dilutive, interest expense, net of tax, related to the convertible trust preferred securities of $0.7 million for the three month periods and $2.2 million for the nine month periods ended Sept 30, 2009 and 2008, respectively, would be added back to net income for diluted EPS computations for the periods presented.

(7)	The concentration of the Private Banking loan data and credit quality is based on the location of the lender.

(8)	Classified loans include loans classified as either substandard or doubtful.

(9)	Gross impairment expense for the three and nine months ended Sept 30, 2008 was $84.7 million and $122.7 million, respectively.

(10)	Includes the non-strategic loans held for sale of $12.8 million and $17.5 million at September 30, 2009 and June 30, 2009, respectively.

(11)	Includes the non-strategic loans held for sale of $13.8 million and $18.6 million at September 30, 2009 and June 30, 2009, respectively.